EXHIBIT 10.159

Execution Copy

AMENDED AND RESTATED
SECURED PROMISSORY NOTE AND AGREEMENT

("Note and Agreement")

$13,000,000.00 New York, New York

Originally issued October 8, 2001
Amended and restated October 24, 2001

FOR VALUE RECEIVED, Axys Pharmaceuticals, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of PE Corporation (NY), a New York corporation ("Lender"), the principal sum of THIRTEEN MILLION DOLLARS ($13,000,000) or such lesser amount as shall equal the outstanding principal amount of all sums advanced to Borrower hereunder and to pay interest on the outstanding balance of said sum at a rate equal to the Prime Rate (as defined below) plus one percent (1%) per annum. All then outstanding principal and accrued interest hereunder shall be due and payable in full upon the earliest of (a) a sale of all or substantially all of the assets of the Borrower (determined on a consolidated basis) to any person or entity (other than Lender or an affiliate of Lender); (b) a Change in Control (as defined below); (c) the closing of any public or private offering of capital stock or debt securities of Borrower or any other equity or debt financing that yields net proceeds to Borrower in excess of $13,000,000; (d) any fee becoming payable to Applera Corporation pursuant to Section 8.02 of the Agreement and Plan of Merger dated June 12, 2001 among Applera Corporation, Angel Acquisition Sub, Inc. and the Borrower (the "Merger Agreement"); (e) the hundred and twentieth (120th) day following any other termination of the Merger Agreement pursuant to the terms thereof; and (f) June 15, 2002 (the "Maturity Date"). The events described in items (a) through (f) above are collectively referred to herein as "Note Termination Events". As used herein, "Change of Control" means any person or entity becomes the beneficial owner (within the meaning of Rule 13d-3 of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of fifteen percent (15%) or more of the outstanding common stock of Borrower other than as contemplated by the Merger Agreement.

    Payments. Borrower shall make all payments hereunder for the account of Lender at Citibank, N.A., New York, New York, ABA# 021000089, Credit PE Corporation, Account # 000-42657, or to such other address as Lender shall notify Borrower, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon (New York City time) on the date due, or as otherwise agreed to by Lender.
    Prepayments. Notwithstanding anything to the contrary herein, Borrower shall have the right at any time and from time to time to prepay any amounts due hereunder in whole or in part in minimum multiples of $500,000 without penalty upon two (2) business days prior written notice to Lender.
    Interest. All computations of interest under this Note and Agreement shall be based on a year of 365 or 366 days, as applicable, for actual days elapsed. In the event that, contrary to the intent of Lender and Borrower, Borrower pays interest under this Note and Agreement and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note and Agreement. For purposes of this Note, the "Prime Rate" shall be defined as the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York, and each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
    Pledge Agreement. This Note and Agreement is secured by certain collateral more specifically described in the Schedules hereto and in the Pledge Agreement dated October 8, 2001 between Borrower and Lender (as may be amended from time to time, the "Pledge Agreement").
    Conditions to Advances, Use of Proceeds, Covenants. Amounts shall be advanced to Borrower under this Note and Agreement solely in accordance with the terms and conditions set forth in this Note and Agreement, including the Schedules attached hereto and incorporated herein by reference. Borrower shall use the proceeds of any amount advanced under this Note and Agreement solely for the purposes set forth in the Schedules hereto or the applicable Borrowing Request. Until the termination of this Note and Agreement and payment in full by Borrower or forgiveness by Lender of all amounts outstanding under this Note and Agreement, Borrower agrees that it shall (i) comply with and duly perform all of its covenants, obligations and agreements set forth in the Merger Agreement, so long as such agreement remains in full force and effect, and the Pledge Agreement, which are hereby incorporated mutatis mutandis herein by reference as if fully set forth herein; (ii) comply with all of its covenants, obligations and agreements set forth in Sections 4.01(a), (d), (e), (f), (g) and (i) of the Merger Agreement, regardless of whether the Merger Agreement remains in full force and effect; and (iii) not incur any Indebtedness (as defined in the Merger Agreement) for borrowed money or guarantee any such Indebtedness of another person or entity or enter into any arrangement having the economic effect of the foregoing except as expressly set forth in Section 4.01(f) of the Company Disclosure Schedule (as defined in the Merger Agreement).
    Representations and Warranties. Borrower represents and warrants to Lender that as of the date hereof and as of any Advance Date (as defined in Schedule A hereto):
      Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Note and Agreement and the Pledge Agreement.
      The execution, delivery and performance by Borrower of this Note and Agreement and the Pledge Agreement have been duly authorized by all necessary corporate action of Borrower, and each of this Note and Agreement and the Pledge Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.
      No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by Borrower of this Note and Agreement or the Pledge Agreement except for the Required Consent in the case of the Pledge Agreement and Other Advances under the Note and Agreement.
      The representations and warranties made by the Borrower (i) in the Pledge Agreement are true and correct as of such date and (ii) in Article II of the Merger Agreement (x) that are qualified as to "Company Material Adverse Effect" (as such term is defined in the Merger Agreement) are true and correct as of such date and (y) that are not so qualified are true and correct in all material respect as of such date, except for those representations and warranties in Article II of the Merger Agreement which address matters only as of a particular date (which shall have been true and correct as of such date).
    Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:
      Borrower shall fail to pay any then outstanding principal when due or any interest or other amount payable under this Note and Agreement within five (5) business days of when due; or
      Borrower shall fail in any material respect to perform any of its other covenants, obligations or agreements contained in this Note and Agreement, the Pledge Agreement or the Merger Agreement, so long as such agreement remains in full force and effect, and such failure shall continue for ten (10) business days after written notice thereof by Lender; or
      Any representation, warranty, certificate, or other statement (financial or otherwise) made, deemed made or furnished by or on behalf of Borrower in writing to Lender in connection with this Note and Agreement, the Pledge Agreement or the Merger Agreement, so long as such agreement remains in full force and effect, or as an inducement to Lender to advance the sums under this Note and Agreement, shall have been false or incorrect in any material respect when made or deemed made; or
      Borrower (i) shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness, if any, individually in excess of $100,000 to be paid by Borrower, and such failure shall continue beyond any period of grace provided with respect thereto or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness providing for principal payments in excess of $100,000; or
      The holder or holders of any bond, debenture, note or other evidence of indebtedness of Borrower providing for principal payments in excess of $100,000 shall accelerate such indebtedness to become due prior to its stated date of maturity; or
      Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any part of its property; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing; or
      Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or any material part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or
      A final judgment or final judgments for the payment of money, which individually or in the aggregate, exceed $250,000 in excess of the amount covered by insurance, shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or any judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall be issued or levied against any material part of the property of Borrower and such judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy; or
      This Note and Agreement or the Pledge Agreement shall cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

    Upon the occurrence or existence of any Event of Default, Lender may (A) at any time terminate any obligation to make loans or advance sums to Borrower under this Note and Agreement; (B) at any time declare all unpaid amounts owing or payable under this Note and Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower; and/or (C) exercise all rights and remedies available to Lender under this Note and Agreement, the Pledge Agreement or applicable law; provided, however, that upon the occurrence or existence of any Event of Default described in clause (f) or (g) above, immediately and without notice, (1) any obligation to make loans or advance sums to Borrower under this Note and Agreement shall automatically terminate and (2) all unpaid amounts owing or payable under this Note and Agreement shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower.

    General.

    This Note and Agreement shall become effective as of the date hereof, provided that no Other Advance (as defined in Schedule A to this Note and Agreement) shall be made prior to the date (the "Pledge Effective Date") of receipt by Borrower of the consent of the holders of Borrower's 8% Senior Secured Convertible Notes due 2004 (the "Notes") to the extent required under the First Supplemental Indenture, dated as of September 22, 2000, between Borrower and U.S. Bank Trust National Association, as Trustee with respect to the Notes (the "Required Consent").

      Borrower agrees to pay on demand all reasonable costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note and Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case. Any amounts payable to Lender pursuant to this Section 8(a) if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth herein in respect of principal outstanding hereunder.
      If at any time any provision of this Note and Agreement is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions shall in any way be affected or impaired thereby.
      Any term, covenant, agreement or condition of this Note and Agreement may be amended or waived if, in the case of an amendment, such amendment is in writing and is signed by Borrower and Lender and, in the case of a waiver, such waiver is in writing and is signed by the party waiving such term, covenant, agreement or condition. No failure or delay by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or of any other right or remedy. The acceptance at any time by Lender of any past due amount hereunder shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
      This Note and Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Note and Agreement without the prior written consent of Lender. Prior to the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer only to any of its affiliates or subsidiaries all or part of the obligations of Borrower and Lender under this Note and Agreement. After the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer to any other person or entity all or part of the obligations of Borrower and Lender under this Note and Agreement.
      Nothing expressed in or to be implied from this Note and Agreement is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note and Agreement or under or by virtue of any provision herein.
      The words "hereof," "herein," "hereunder" and similar words refer to this Note and Agreement as a whole (including the Schedules attached hereto) and not to any particular provision of this Note and Agreement.
      Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.
      The section headings used in this Note and Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
      This Note and Agreement shall be construed in accordance with and governed by the laws of the State of New York.

    [Signature Page Follows]

  IN WITNESS WHEREOF, the undersigned duly authorized officer of Borrower has executed this Note and Agreement as of the date first set forth above.

  AXYS PHARMACEUTICALS, INC.

  By:

  Name:
  Title:

  Schedule A
  To Secured Promissory Note and Agreement

  CONDITIONS TO ANY ADVANCE

  Subject to the terms and conditions set forth herein and in the Note and Agreement, Lender agrees to advance to Borrower such loan or loans as Borrower may request hereunder (such loan referred to as an "Advance"); provided, however, that the aggregate principal amount of all Advances hereunder (with no reduction being made for any amounts prepaid by Borrower pursuant to Section 2 of the Note and Agreement) shall not exceed THIRTEEN MILLION DOLLARS ($13,000,000). Borrower agrees and acknowledges that upon the occurrence of any Note Termination Event, all then outstanding principal and accrued interest hereunder shall be immediately due and payable in full. Advances are classified for purposes of this Note and Agreement as either "Equipment Advances" or "Other Advances". Certain terms and conditions relating to Equipment Advances are set forth in Section 1 below and relating to Other Advances are set forth in Section 2 below. Upon the occurrence of the earliest of (i) any Note Termination Event, (ii) any Event of Default, (iii) any termination of the Merger Agreement and (iv) the "Closing Date" under the Merger Agreement (as defined therein), Lender's obligation to advance any unadvanced amounts hereunder shall automatically terminate and be of no further force and effect.

  Equipment Advances
      General. Equipment Advances are Advances made by Lender to be used by Borrower solely for the purpose of funding acquisitions of equipment owned or used or to be owned or used by Borrower. The amount of any Equipment Advance shall not exceed the purchase price of the equipment acquired plus reasonable transaction expenses. Each Equipment Advance shall be secured solely by a security interest in the equipment acquired as set forth in Schedule C to this Note and Agreement.
      Advance Dates. Subject to the terms and conditions set forth herein, the Lender shall make Equipment Advances hereunder (the date of any Equipment Advance, an "Equipment Advance Date"). Set forth in Schedule B to the Note and Agreement are certain equipment acquisitions that Lender has approved and Lender agrees to make Equipment Advances on the Equipment Advance Dates set forth on Schedule B for the purposes of such acquisitions. Schedule B may be amended by Lender and Borrower from time to time at Borrower's request to provide for additional Equipment Advances, provided that Lender shall have the right to approve any additional Equipment Advances in Lender's sole discretion.
  Other Advances.
      Each Other Advance shall be secured by certain collateral more specifically described in the Pledge Agreement (the "Other Collateral", and any Equipment Collateral (as defined in Schedule C to the Note and Agreement) or Other Collateral shall be referred to herein as "Collateral").
      Advance Dates. Subject to the terms and conditions set forth herein, the Lender shall make Other Advances hereunder (the date of any Other Advance, an "Other Advance Date", and any Equipment Advance Date or Other Advance Date shall be referred to herein as an "Advance Date"). No Other Advances shall be made prior to the Pledge Effective Date.
      Borrowing Request. With respect to any Other Advance, Borrower shall submit to Lender for approval breakdowns, in sufficient detail as may be required by the Lender, of Borrower's funding requirements other than the Equipment Advances ("Other Funding Requirements"), during the period commencing on the Pledge Effective Date until the earliest to occur of (i) any Note Termination Event, (ii) any Event of Default, (iii) any termination of the Merger Agreement and (iv) the "Closing Date" under the Merger Agreement (as defined therein). Lender shall have the right to approve any Other Funding Requirements in its sole discretion. Set forth in Schedule B to the Note and Agreement is an Other Advance that Lender has approved and agrees to make on the Pledge Effective Date, subject to the terms and conditions set forth herein. Borrower shall request any Other Advance by delivering to Lender an irrevocable written notice (the "Borrowing Request") which shall be delivered to Lender to the address and in the manner set forth in Section 3(c) below and shall specify:
        the principal amount of the requested Other Advance, which shall be not less than $500,000 and shall be consistent with Schedule B or the applicable Other Funding Requirements approved by Lender as provided herein, as the case may be;
        the purpose of the Other Advance, which shall be consistent with Schedule B or the applicable Other Funding Requirements approved by Lender as provided herein, as the case may be;
        the requested Other Advance Date, which shall be (x) consistent with Schedule B or the applicable Other Funding Requirements approved by Lender as provided herein, as the case may be, and (y) not less than two (2) business days after the Borrowing Request shall have been given; and
        that all conditions set forth in Section 3(b) below have been satisfied in respect of such Other Advance.
  General.
      Borrower Account. Disbursements of any Advance shall be made by wire transfer to the account of Borrower at such account as is specified by Borrower before the close of business on the date prior to the applicable Advance Date.
      Additional Conditions Precedent to Each Advance. The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions, each in form and substance reasonably satisfactory to Lender:
        The representations and warranties of Borrower set forth in the Note and Agreement shall be true and correct in all material respects on the Advance Date;
        No Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred or be continuing;
        The applicable Collateral with respect to the Advance is subject to no mortgages, liens, security interests, pledges, charges or encumbrances of any kind or character, except (A) liens in favor of Lender, (B) nonconsensual liens arising in the ordinary course of business which alone or in the aggregate are not substantial in amount and which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or otherwise impair Lender's rights with respect thereto and (C) with respect to the Other Collateral, liens in favor of the holders of the Notes with respect thereto under agreements in form and substance satisfactory to Lender;
        Lender shall have a perfected first priority security interest in and to all of the applicable Collateral with respect to the Advance except, in the case of Other Collateral, for liens in favor of the holders of the Notes with respect thereto under agreements in form and substance satisfactory to Lender;
        None of (x) any Note Termination Event, (y) termination of the Merger Agreement or (z) the "Closing Date" under the Merger Agreement (as defined therein) shall have occurred; and
        The Lender shall have approved the applicable Other Funding Requirements in connection with any Other Advance or such Equipment Advance shall be detailed on Schedule B to the Note and Agreement.

      With respect to each Equipment Advance, Borrower shall deliver a certification to Lender that the conditions in Section 3(b) of this Schedule A to the Note and Agreement are satisfied with respect to such Advance as of the Advance Date. With respect to each Other Advance, the submission by Borrower of each Borrowing Request shall be deemed to be a representation and warranty by Borrower as of the date thereof and as of the Advance Date that the conditions in Section 3(b) of this Schedule A to the Note and Agreement are satisfied.

      Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

  if to Lender, to:

  c/o Celera Genomics

  45 W. Gude Drive

  Rockville, MD 20850

  Attn: Ugo DeBlasi

  with copies to:

  c/o Applera Corporation

  301 Merrit 7

  Norwalk, CT 06851-1070

  Attn: Thomas P. Livingston, Esq.

  and

  Simpson Thacher & Bartlett

  3330 Hillview Avenue

  Palo Alto, CA 94304

  Attn: Richard Capelouto, Esq.

  if to Borrower, to:

  Axys Pharmaceuticals, Inc.

  180 Kimball Way

  South San Francisco, CA 94080

  Attn: General Counsel

  with a copy to:

  Latham & Watkins

  135 Commonwealth Drive

  Menlo Park, CA 94025

  Attn: Ora T. Fisher, Esq.

  Agreed to and acknowledged:

  AXYS PHARMACEUTICALS, INC.

  By:___________________________

  Name:
  Title:

  APPLERA CORPORATION

  By: ___________________________

  Name:
  Title:

  Date: October 24, 2001

  Schedule B
  To Secured Promissory Note and Agreement

  APPROVED EQUIPMENT ADVANCES

Equipment	Advance Date	Advance Amount
Equipment for 468 Littlefield Facility detailed on page B-2 of this Schedule B	October 25, 2001	$2,800,079
Equipment for 180/100 Kimball Facility detailed on page B-2 of this Schedule B	October 25, 2001	$ 627,457
Total Approved Equipment Advances		$3,427,536

  APPROVED OTHER ADVANCE

Advance Date	Advance Amount
Pledge Effective Date	$6,072,464
Later of (i) Pledge Effective Date and (ii) November 9, 2001	$1,500,000
Total Approved Other Advances	$7,572,464

  Agreed to and acknowledged:

  AXYS PHARMACEUTICALS, INC.

  By:___________________________

  Name:
  Title:

  APPLERA CORPORATION

  By: ___________________________

  Name:
  Title:

  Date: October 24, 2001

  Schedule C
  To Secured Promissory Note and Agreement
  Definitions.
      The following terms shall have the following meanings:

      "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement.

      "Equipment Obligations" means the indebtedness, liabilities and other obligations of Borrower to Lender under or in connection with any Equipment Advance under the Note and Agreement, including, without limitation, all unpaid principal of any Equipment Advance, all interest accrued thereon, all fees and all other amounts payable by Borrower to Lender thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

      "Permitted Equipment Lien" means (i) any Lien in favor of Lender, (ii) nonconsensual Liens which arise in the ordinary course of business and do not materially impair Borrower's ownership or use of the Equipment Collateral or the value thereof, (iii) liens existing on property as of the date of the Note and Agreement, (iv) liens securing the performance of bids, trade contracts, leases, surety bonds and the like, and (v) liens in connection with judgments that do not constitute an Event of Default under the Note and Agreement.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Equipment Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the UCC on the date of the Note and Agreement and, in any event, shall include, without limitation, all dividends or other income from the Equipment Collateral, collections thereon or distributions with respect thereto.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Equipment Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Schedule C to the Note and Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      Where applicable and except as otherwise defined herein, terms used in this Schedule C to the Note and Agreement shall have the meanings assigned to them in the UCC.
  Security Interest.
      As security for the payment and performance of the Equipment Obligations, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in, to and under the following (collectively, the "Equipment Collateral"):
        all owned equipment acquired with any funds of any Equipment Advance, including, without limitation, and to the extent so acquired all such machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, wherever located and whether now existing or owned or hereafter acquired or arising, and all Equipment Proceeds, including insurance Equipment Proceeds, of any and all of the foregoing.
      Anything herein to the contrary notwithstanding, (i) Borrower shall remain liable under any contracts, agreements and other documents included in the Equipment Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if the Note and Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Equipment Collateral, and (iii) Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Equipment Collateral by reason of the Note and Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Equipment Collateral hereunder.
      The Note and Agreement shall create a continuing security interest in the Equipment Collateral, which shall remain in effect until terminated in accordance with Section 9 of this Schedule C to the Note and Agreement.
  Financing Statements. Borrower shall execute and deliver to Lender concurrently with the execution of the Note and Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Lender, and take all other action, as Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Lender in the Equipment Collateral and to accomplish the purposes of the Note and Agreement.
  Representations and Warranties. Borrower represents and warrants to Lender as of any Equipment Advance Date that:
      The location of Borrower's chief executive office and principal place of business; all other locations where Borrower conducts business or Equipment Collateral is kept; and all trade names and fictitious names under which Borrower at any time in the past has conducted or presently conducts its business operations are in each case as set forth in a certification to be delivered to Borrower on the Equipment Advance Date.
      Borrower is the sole and complete owner of the Equipment Collateral, free from any Lien other than Permitted Equipment Liens.
  Covenants. So long as any of the Equipment Obligations remain unsatisfied, or until the Note and Agreement has terminated, Borrower agrees to the following:
      Borrower shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Lender's right or interest in any material portion of, the Equipment Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Equipment Collateral in all material respects.
      Borrower shall give prompt written notice to Lender (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Borrower's chief executive office or principal place of business, (ii) any change in the locations in which the Equipment Collateral is kept; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.
      Borrower shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Equipment Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses of similar size and owning similar properties in the localities where Borrower operates.
      At Lender's request, all insurance policies with respect to the Equipment Collateral shall provide that Lender shall be a loan payee. During the continuance of an Event of Default and so long as the Equipment Obligations have been accelerated, in its sole discretion, Lender may apply all or any portion of such insurance proceeds to the payment of Equipment Obligations or may release all or any portion thereof to Borrower.
      Borrower shall not surrender or lose possession of (other than to Lender), sell, lease, rent, or otherwise dispose of or transfer any of the Equipment Collateral or any right or interest therein, except in the ordinary course of business and except to the extent obsolete or no longer useful to its business; provided that no such disposition or transfer of Equipment Collateral shall be permitted while any Event of Default exists.
      Borrower shall keep the Equipment Collateral free of all Liens except Permitted Equipment Liens.
      Borrower shall pay and discharge all material taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Equipment Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.
      Borrower shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Equipment Collateral, except in connection with any transactions expressly permitted by the Note and Agreement or the Merger Agreement.
      Upon the request of Lender after the occurrence of an Event of Default, Borrower shall with respect to any Equipment Collateral (i) immediately deliver to Lender, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments with respect thereto, (ii) cause any intermediaries to show on their books that Lender is the entitlement holder with respect thereto, and (iii) mark all documents and chattel paper with respect thereto with such legends as Lender shall reasonably specify.
      Borrower shall (i) notify Lender of any material claim made or asserted against the Equipment Collateral by any Person or other event which could reasonably be expected to materially adversely affect the value of the Equipment Collateral or Lender's Lien thereon; (ii) furnish to Lender such statements and schedules further identifying and describing the Equipment Collateral and such other reports and other information in connection with the Equipment Collateral as Lender may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Lender make such demands and requests for information and reports as Borrower is entitled to make in respect of the Equipment Collateral.
  Authorization; Lender Appointed Attorney-in-Fact. Lender shall have the right to, in the name of Borrower, or in the name of Lender or otherwise, upon notice to but without the requirement of assent by Borrower, and Borrower hereby constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Lender's security interest in the Equipment Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance with respect to the Equipment Collateral; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Borrower, which Lender may deem reasonably necessary or advisable to maintain, protect, realize upon or preserve the Equipment Collateral and Lender's security interest therein and to accomplish the purposes of this Schedule C to the Note and Agreement. Lender agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Lender, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Equipment Obligations have not been paid and performed in full. Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with Section 6 of this Schedule C to the Note and Agreement.
  Remedies. Upon the occurrence and continuance of an Event of Default, Lender shall have, in addition to all other rights and remedies granted to it in this Note and Agreement, all rights and remedies of a "secured party" under the UCC and other applicable laws. The cash proceeds actually received from the sale or other disposition or collection of Equipment Collateral, and any other amounts received in respect of the Equipment Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Lender in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Equipment Collateral, and second, to the payment of the Equipment Obligations. Any surplus thereof that exists after payment and performance in full of the Equipment Obligations shall be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. Borrower shall remain liable to Lender for any deficiency that exists after any sale or other disposition or collection of Equipment Collateral.
  Certain Waivers. Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Equipment Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Equipment Collateral or other collateral or security for the Equipment Obligations; (ii) any right to require Lender (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Equipment Obligations, (C) to pursue any remedy in Lender's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Equipment Collateral; and (iii) all claims, damages, and demands against Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Equipment Collateral.
  Termination. Upon indefeasible payment and performance in full of all Equipment Obligations, Lender shall promptly execute and deliver to Borrower such documents and instruments reasonably requested by Borrower as shall be necessary to evidence termination of all security interests given by Borrower to Lender hereunder with respect to such Equipment Obligations.

Agreed to and acknowledged:

AXYS PHARMACEUTICALS, INC.

By:___________________________

Name:
Title:

APPLERA CORPORATION

By: ___________________________

Name:
Title:

Date: October 24, 2001